                                                                     Exhibit 4.3

                                WARRANT AGREEMENT
                                -----------------

     THIS AGREEMENT, dated as of this ___ day of __________, 2002, by and between American Community Bancshares, Inc., a North Carolina corporation (the "Company") and Registrar and Transfer Company, Cranford, New Jersey (the "Transfer Agent").

     WHEREAS, the Company in connection with its offering (the "Offering") of approximately _____ (_____) shares of its $1.00 par value common stock (the "Common Stock") is issuing an aggregate of approximately _________ (_____) warrants (the "Warrants") to purchase the Company's Common Stock, such that one Warrant shall be issued for each share of the Company's Common Stock sold in the Offering.

     WHEREAS, the Company desires to appoint the Transfer Agent to act on its behalf in connection with the (i) issuance, transfer and exchange of the certificates representing the Warrants (the "Warrant Certificates"), (ii) the exercise of the Warrants by the holders thereof (together with any registered successors or assigns, the "Holders") and (iii) the adjustment of the Warrants in certain events as contained herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. APPOINTMENT OF TRANSFER AGENT. The Company hereby appoints the Transfer
        -----------------------------
Agent as its agent to issue the Warrant Certificates, as set forth herein at the usual and customary rates under the current agreement between the Company and the Transfer Agent, subject to resignation or replacement as provided herein. The Transfer Agent agrees to accept such appointment, subject to the terms and conditions as set forth herein and to issue, transfer and exchange the Warrant Certificates pursuant to the terms as provided for herein to issue the certificates representing the appropriate number of shares of Common Stock (or other consideration) upon exercise of the Warrants. The Company agrees to issue and honor the Warrants on the terms and conditions as herein set forth and to issue its Common Stock (or other securities) upon notice from the Transfer Agent of the proper exercise of any Warrant. The Transfer Agent is hereby empowered to enforce any rights of the Holders for the benefit of any Holders, subject to the terms and conditions contained herein.

     2. ISSUANCE OF WARRANT CERTIFICATES.
        --------------------------------

        2.1. Form of Warrant Certificate. All Warrants shall be issued
             ---------------------------
substantially in the form of the Warrant Certificate annexed hereto as Exhibit
A. The terms of any such Certificate are incorporated herein by reference.

        2.2. Execution of Warrants. No Warrants shall have been duly and validly
             ---------------------
issued until a Holder has received a Warrant Certificate executed by the chairman or president of the Company and the secretary or treasurer of the Company and such Certificate is countersigned by an authorized officer of the Transfer Agent. Any Warrant Certificates may be executed by the officers of the Company by means of a facsimile signature. The Transfer Agent shall maintain the register of all Holders.

       2.3. Maximum Number of Warrants. The Company hereby authorizes the
            --------------------------
Transfer Agent to issue an aggregate of approximately ______ (_____) Warrants pursuant to the terms hereof subject to adjustment as hereafter provided in
Section 4 hereof.

       2.4. Initial Holders. The Company shall deliver to the Transfer Agent a
            ---------------
list of the names of the persons who shall be the initial Holders of the Warrants and the number of Warrants to which each such person is entitled. The Transfer Agent is hereby authorized by the Company to promptly issue Warrant Certificates for approximately __________ (_____) Warrants upon receipt of the written request of the Company, which shall include the list referred to in the preceding sentence. The Company shall deliver to the Transfer Agent, along with this Warrant Agreement, a sufficient number of duly executed Warrant Certificates. The Warrant Certificates shall be completed and countersigned by the Transfer Agent and promptly mailed or delivered to the Holders pursuant to the terms hereof. When requested by the Transfer Agent, from time to time hereafter, the Company will execute additional Warrant Certificates in blank for the Transfer Agent to issue hereunder.

    3. RIGHTS OF A HOLDER. Subject to adjustment as provided herein, each
       ------------------
Warrant shall evidence the right to purchase one share of the Company's Common Stock at the purchase price of $____ (the "Purchase Price"). Following the Expiration Date, as defined in Section 4.1 below, the Warrant shall be null and void.

    4. EXERCISE OR TRANSFER OF WARRANT.
       -------------------------------

       4.1. Exercise Period. The Warrants may be exercised at any time
            ---------------
commencing after ________2002 (the "Initial Exercise Date") but not later than 5:00 P.M., Eastern time, on _______, 2005 (the "Expiration Date"). If the Expiration Date is not a Business Day, it shall automatically be extended to 5:00 P.M. on the next day which is a Business Day. Business Day means any day other than a Saturday, Sunday, or holiday on which banks in North Carolina are authorized by law to close.

       4.2. Means of Exercise. In order to exercise a Warrant, the Holder must
            -----------------
present and surrender the Warrant Certificate to the Transfer Agent at its office, with the election to exercise section duly executed and it must be accompanied by payment in full, in the form of cash, by certified or official bank check payable to the order of the Company or its successor, of the aggregate Purchase Price for the number of shares of Common Stock specified in such Election to Exercise Form.

       4.3. Issuance of Common Stock. Upon the request of the Transfer Agent,
            ------------------------
the Company shall promptly deliver or cause to be delivered a certificate or certificates evidencing the shares of Common Stock purchased when any Warrant is validly exercised. Upon receipt of any Warrant Certificate by the Transfer Agent, at its office, in proper form for exercise and accompanied by payments as herein provided, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

          4.4. Warrants Not Transferable Separate From Common Stock for up to 45
               -----------------------------------------------------------------
Days. These Warrants shall be originally issued with an equal number of shares
----
of Common Stock as units. During the 45 days following the date of original issuance, the Warrants may only be transferred together with such Common Stock as a unit. At any time after the original date of issuance, the Company may declare this restriction no longer applicable by written notice to the Transfer Agent. The Company shall also issue a press release but neither the Company nor the Transfer Agent shall be obligated to notify the Holders.

          4.5  Transfer. Upon surrender of the Warrant Certificate and similar
               --------
Warrant Certificates at the principal office of the Transfer Agent, by the Holder hereof in person or by an attorney duly authorized in writing, with the election to transfer section properly completed and duly executed, such Warrant Certificates may be transferred or exchanged in the manner provided in the Warrant Certificate and without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor, evidencing in the aggregate the number of Warrants evidenced by the Warrant Certificates so surrendered and registered in the name or names as requested by the then registered owner thereof or by an attorney duly authorized in writing. Warrants transferred pursuant to such Section shall be accompanied by a proper payment of any applicable transfer taxes.

     5.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES PURCHASABLE AND
          -----------------------------------------------------------------
OTHER TERMS IN CERTAIN EVENTS.
-----------------------------

     5.1. The Purchase Price and the resulting number of shares of Common Stock issuable under each Warrant shall be subject to adjustment as follows:

     (a) If the Company after the date of this Warrant Certificate but before its exercise:

          (1) pays a dividend or any other distribution payable in shares of its Common Stock otherwise than out of earnings or earned surplus;

          (2) subdivides its outstanding shares of Common Stocks into a greater number of shares;

          (3) combines its outstanding shares of Common Stock into a smaller number of shares;

          (4) issues by reclassification of its shares of Common Stock any shares of capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value); or

          (5) issues rights, options or warrants entitling holders of shares of Common Stock to subscribe for shares of Common Stock at less than the current market price, if any;

the Purchase Price in effect immediately prior to such action shall be adjusted so that the Holder of each Warrant may receive the number of shares of Common Stock of the Company to which it would have been entitled upon such action if such holder had so exercised the Warrant immediately prior thereto. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date for the determination of owners of Common Stock entitled thereto in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, or issuance of rights, options or warrants retroactive to the record date, if any, for such event.

         (b) No payment or adjustment shall be made by or on behalf of the Company on account of any cash dividends on the Common Stock issued upon any exercise of a Warrant which was declared for payment to the holders of Common Stock of record as of a date prior to the date on which such Warrant is exercised.

         (c)  Upon each adjustment of the Purchase Price made pursuant to this
Section 5, each Warrant shall thereafter (until another such adjustment) evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth) obtained by dividing the initial Purchase Price by the Purchase Price in effect after such adjustment.

         (d)  The Company's failure to give the notice required by this Section
5.1 or any defect therein shall not affect the validity of such action listed under this Section 5.1.

         (e) For the purpose of this Section 5.1, the term "shares of Common Stock" shall mean (x) the class of stock designated as the Common Stock at the date of this Warrant, or (y) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, from no par value to par value or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to this
Section 5, the Holder shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Purchase Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 5.1.

         5.2. Liquidation, Dissolution or Winding Up. Notwithstanding any other
              --------------------------------------
provisions hereof, in the event of the liquidation, dissolution, or winding up of the affairs of the Company (other than in connection with a merger or sale or conveyance of all or substantially all of its assets outside of the ordinary course of business), the right to exercise each Warrant shall terminate and expire at the close of business on the last full business day before the earliest date fixed for the payment of any distributable amount on the Common Stock. The Company shall cause a notice to be mailed to each Holder at least 20 days prior to the applicable record date for such payment stating the date on which such liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash) deliverable upon such liquidation, dissolution or winding up, and that each Holder may exercise outstanding Warrants during such 20 day period and, thereby, receive consideration in the liquidation on the same basis as other previously outstanding shares of the same class as the shares acquired upon exercise. The Company's failure to give notice required by this Section 5.2 or any defect therein shall not affect the validity of such liquidation, dissolution or winding up.

         5.3. Merger, Consolidation, etc.
              --------------------------

              (a) In case of any merger of the Company into any other entity or sale or conveyance of all or substantially all of its assets outside of the ordinary course of business (such merger, sale or conveyance, a "Change") then, as a condition of such Change, lawful and adequate provisions shall be made whereby the Holders shall thereafter have the right to receive upon payment of the Purchase Price in effect immediately prior to such Change, upon the basis and upon the terms and conditions specified in this Agreement (including but not limited to all provisions contained in this Section 5), and in lieu of the shares of the Company's Common Stock purchasable upon the exercise of the Warrants, such shares of stock, securities, cash or assets which such Holder would have been entitled to receive after the happening of such Change had such Warrant been exercised immediately prior to such Change. The provisions of this Section 5.3 shall similarly apply to successive Changes. The Company shall cause a notice to be mailed to each Holder at least 20 days prior to the applicable record date for the Change covered by this Section 5.3(a) and shall provide notice of the Change and shall set forth the first and last date on which the Holder may exercise outstanding Warrants. The Company's failure to give the notice required by this Section 5.3(a) or any defect therein shall not affect the validity of the Change covered by this Section 5.3(a).

              (b) Notwithstanding the foregoing, if as a result of such Change, holders of the Company Common Stock shall receive consideration other than solely in shares of stock or other securities in exchange for their Company Common Stock, the Company may, at its option, fulfill its obligation hereunder by causing the Notice required by Section 5.3(a) hereof to include notice to Holders of the opportunity to exercise their Warrants before the applicable record date for the Change, and thereby receive consideration in the Change, on the same basis as other previously outstanding shares of the same class as the shares acquired upon exercise. If the notice specified in the preceding sentence is provided to Holders, Warrants not exercised in accordance with this Section 5.3(b) before consummation of the Change shall be canceled and become null and void on the effective date of the Change. The notice provided by the Transfer Agent pursuant to this Section 5.3(b) shall include a description of the terms of this Agreement providing for cancellation of the Warrants in the event that Warrants are not exercised by the prescribed date. The Company's failure to give any notice required by this Section 5.3(b) or any defect therein shall not affect the validity of any such Change.

         5.4. Duty to Make Fair Adjustments in Certain Cases. If any event
              ----------------------------------------------
occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holders in accordance with the essential intent and principles of this Agreement, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, as to protect the purchase rights of the Holders. Notwithstanding the foregoing, the issuance of Common Stock or any securities convertible into Common Stock by the Company either for cash or in a merger, sale of assets, exchange or acquisition shall not, by itself, constitute a basis for requiring any adjustment in the Warrants unless specifically enumerated herein.

         5.5. Good Faith Determination. Any determination as to whether an
              ------------------------
adjustment or limitation of exercise is required pursuant to this Section 5 (and the amount of any adjustment), shall be binding upon the Holders and the Company if made in good faith by the Board of Directors of the Company.

         5.6. Notice of Adjustment. Whenever the number of shares of Common
              --------------------
Stock purchasable upon the exercise of the Warrants or the Purchase Price is adjusted, the Company shall promptly file in the custody of its Secretary or an Assistant Secretary at its principal office and with the Transfer Agent, an officer's certificate setting forth the number of shares of Common Stock purchasable upon the exercise of the Warrants, the Purchase Price after such adjustment, a statement, in reasonable detail, of the facts requiring such adjustment and the computation by which such adjustment was made. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holders, and the Transfer Agent shall, forthwith after each such adjustment, promptly mail a copy of such certificate to such Holders by first class mail, postage prepaid.

         5.7. No Change of Warrant Necessary. Irrespective of any adjustment in
              ------------------------------
the Purchase Price or in the number or kind of shares issuable upon exercise of the Warrants, the Warrant Certificates may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates as initially issued.

    6.   SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants
         ----------------------------------------------
and agrees for the benefit of the Holders:

         6.1. That all shares of Common Stock which may be issued upon the exercise of the rights represented by the Warrant Certificates will, upon issue and payment of the aggregate Purchase Price therefor, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and encumbrances, with no personal liability attaching to the ownership thereof.

         6.2. That during the period within which the rights represented by the Warrant Certificates may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced by the Warrant Certificates, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the Warrant Certificates.

         6.3. That the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable federal or state law or regulation.

         6.4. That the shares of Common Stock issuable upon exercise of the Warrants shall be registered under the Securities Act of 1933 and shall register or qualify such Common Stock in every state where such registration or qualification shall be required under the applicable state securities or Blue Sky laws; and

         6.5 That the Company shall use its best efforts to list the Warrants for trading on the Nasdaq SmallCap Market, as soon as the Warrants may be transferred separately from the Common Stock.

         7. LOSS OF WARRANT CERTIFICATE. Upon receipt by the Transfer Agent of
            ---------------------------
evidence satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, and (i) in the case of such loss, theft or destruction, of reasonably satisfactory indemnification and bonding, or (ii) if mutilated, upon surrender and cancellation of such Warrant Certificate, the Transfer Agent shall execute and deliver a new Warrant Certificate of like tenor. Any such new Warrant Certificate executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant Certificate so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         8. NO ISSUANCE OF FRACTIONAL INTERESTS IN COMMON STOCK. The Company
            ---------------------------------------------------
shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. If any fraction of a share of Common Stock would be issuable upon the exercise of the Warrants (or any specified portion thereof), the Company shall pay an amount in cash equal to the product of (a) such fraction and (b) the fair market value of the Common Stock, as determined in good faith by the Board of Directors of the Company, on the Business Day prior to the date the Warrant is exercised.

         9. NO RIGHTS AS STOCKHOLDERS; CERTAIN NOTICES AND REPORTS TO HOLDERS.
            -----------------------------------------------------------------
Except as specifically provided in this Agreement, nothing contained in this Agreement or in the Warrant Certificates shall be construed as conferring upon the Holders or any transferees the right to vote or to receive dividends or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, between the date hereof and the Expiration Date (or if earlier the occurrence of any event specified in Section 5.2 or 5.3(b) terminating the Warrants), any of the following events shall occur:

            (a) the Company shall declare any cash dividend upon its shares of Common Stock payable at a rate more than 50% in excess of the rate of the last cash dividend theretofore paid; or

            (b) the Company shall declare any dividend payable in any securities upon its shares of Common Stock, other than a dividend payable in Common Stock or make any distribution (other than a regular cash dividend out of undistributed net income) to the holders of its shares of Common Stock; or

            (c) the Company shall distribute any rights, options or warrants to the holders of shares of Common Stock; or

            (d) a capital reorganization or reclassification of the Company's capital stock shall be proposed;


then in any one or more of said events, the Company shall give to the Holders at least twenty days prior written notice of the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to receive such dividend or distribution. Any such notice shall also specify, in the case of any such dividend or distribution, the date on which holders of shares of Common Stock are entitled thereto. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend or distribution.

            The Company shall transmit by mail to all registered Holders, all reports and other documents that the Company transmits to holders of shares of Common Stock generally, at the same time and in the same manner as such reports and other documents are transmitted to holders of shares of Common Stock.

        10. AGREEMENT OF HOLDERS.  Every Holder of a Warrant,  by his acceptance
            --------------------
thereof, consents and agrees with the Company, the Transfer Agent and every other Holder of a Warrant that:

            (a) Warrants are not transferable except as provided herein; and

            (b) The Company and the Transfer Agent may deem and treat the person in whose name the Warrant Certificate is registered as the Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice or knowledge to the contrary.

        11. DUTIES OF TRANSFER AGENT. The Transfer Agent acts hereunder as
            ------------------------
agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Transfer Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

            The Transfer Agent shall not at any time be under any duty or responsibility to any Holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

            The Transfer Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

            Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Transfer Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

            The Company agrees to pay the Transfer Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder and further agrees to indemnify the Transfer Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by the Transfer Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Transfer Agent's gross negligence or willful misconduct.

            The Transfer Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Transfer Agent's own gross negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Transfer Agent shall cause a copy of such notice of resignation to be mailed to the Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Transfer Agent to act as such hereunder, the Company shall appoint a new Transfer Agent in writing. The Company shall have complete discretion in the naming of a new Transfer Agent, who may be an affiliate, subsidiary or department of the Company, or any person used by the Company as transfer agent for the Common Stock. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Transfer Agent, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Transfer Agent.

            The Company may, upon notice to the Holders, remove and replace the Transfer Agent for the Company Common Stock for any reason.

            After acceptance in writing of an appointment by a new transfer agent is received by the Company, such new transfer agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Transfer Agent, without any further assurance, conveyance, act or deed. Any former Transfer Agent hereby agrees to cooperate with and deliver all records and Warrant Certificates to the new transfer agent at the direction of the new transfer agent and the Company.

            Not later than the effective date of an appointment of a new transfer agent by the Company, the Company shall file notice with the resigning or terminated Transfer Agent and shall forthwith cause a copy of such notice to be mailed to each Holder.

            Any corporation into which the Transfer Agent or any new transfer agent may be converted or merged or any corporation resulting from any consolidation to which the Transfer Agent or any new transfer agent shall be a party or any corporation succeeding to the trust business of the Transfer Agent shall be a successor transfer agent under this Agreement without any further act. Any such successor transfer agent shall promptly cause notice of its succession as transfer agent to be mailed to the Company and to each Holder.

            Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Company.

        12. MODIFICATION OF AGREEMENT. The Transfer Agent and the Company may by
            -------------------------
supplemental agreement make any changes or corrections in this Agreement: (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the purchase or other material rights of the Holders of Warrant Certificates. This Agreement shall not otherwise be modified, supplemented or amended in any respect except with the consent in writing of the Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding, but no such amendment, modification or supplement which changes the number or nature of the securities purchasable upon the exercise of any Warrant, the Purchase Price or accelerates the Expiration Date, shall be made without the consent in writing of each and every Holder (but no consent shall be required for such changes as are specifically prescribed by this Agreement as originally executed).

        13. MISCELLANEOUS.
            -------------

            13.1. Entire Agreement. This Agreement and the form of Warrant
                  ----------------
Certificate annexed hereto as Exhibit A contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings with respect thereto.

            13.2. Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

            13.3. Governing Law. This Agreement shall be governed by the laws of
                  -------------
the State of North Carolina, without giving effect to the principles of conflicts of laws thereof.

            13.4. Descriptive Headings. The descriptive headings of this
                  --------------------
Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

            13.5. Notices. Any notice or other communications required hereunder
                  -------
to be given to a Holder shall be in writing and shall be sufficiently given, if mailed (first class, postage prepaid), or personally delivered, addressed in the name and at the address of such Holder appearing from time to time on the records of the Transfer Agent. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed to the Company at its then principal office, Attention: President, or at such other address as the Company shall have designated by written notice to the Transfer Agent. Notices or other communications to the Transfer Agent shall be deemed to have been sufficiently given if delivered by hand or mailed (first class, postage prepaid) to its then principal office. Notice by mail shall be deemed given when deposited in the mail, postage prepaid.

            13.6  Successors and Assigns. The terms and conditions of this
                  ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Transfer Agent.

        IN WITNESS WHEREOF, the Company and the Transfer Agent have executed this Agreement by their duly authorized officers as of the date first set forth above.

                                 American Community Bancshares, Inc.

                                 By:      ______________________________________
                                          Randy P. Helton
                                          President and Chief Executive Officer

[Corporate Seal]




                                 Registrar and Transfer Company

                                 By:      ______________________________________
                                          Name  ________________________________
                                          Title    _____________________________
[Corporate Seal]